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                                [LETTERHEAD]


                                                                   EXHIBIT 15



                         LETTER REGARDING UNAUDITED

                        INTERIM FINANCIAL INFORMATION






We are aware that HBO & Company has incorporated by reference in its Form S-8 Registration Statement for the HBO & Company 1990 Executive Incentive Plan its Form 10-Q for the quarter ended March 31, 1996, which includes our report dated April 16, 1996 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the ""Act''), that report is not considered to be a part of the Registration Statements prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Atlanta, Georgia
June 10, 1996
                               Page 13 of 14 Pages